UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 31, 2012
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-32883 (Commission File Number)	13-4088127 (IRS Employer Identification Number)

5677 Airline Road, Arlington, Tennessee (Address of principal executive offices)	38002 (Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 31, 2012, the Board of Directors of Wright Medical Group, Inc. (the “Company”) appointed Julie B. Andrews to serve as the Company's Principal Accounting Officer immediately effective upon the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 with the Securities and Exchange Commission. In connection with her appointment, Ms. Andrews will assume the responsibilities of the Principal Accounting Officer from Lance Berry, the Company's Senior Vice President and Chief Financial Officer.

Since May 18, 2012, Ms. Andrews, age 41, has served as the Company's Vice President and Chief Accounting Officer. From February 1998 to May 2012, Ms. Andrews held numerous key financial positions with Medtronic, Inc. Most recently, Ms. Andrews served as Medtronic's Vice President, Finance for their spinal and biologics business units. Ms. Andrews brings significant accounting, finance and business skills as well as global experience, having held positions in worldwide planning and analysis in Medtronic Sofamor Danek and in Medtronic's spinal and biologics business. Prior to joining Medtronic, Ms. Andrews worked with Thomas & Betts Corporation in Memphis, Tennessee and Thomas Havey, LLP in Chicago, Illinois. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Ms. Andrews and any of the Company's directors or executive officers. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Ms. Andrews and the Company that would be required to be reported.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 3, 2012

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Robert J. Palmisano
Robert J. Palmisano
President and Chief Executive Officer